As filed with the Securities and Exchange Commission on July 9, 2002.

                                                   Registration No. 333-________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ROSS SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                              7372
(STATE OR OTHER JURISDICTION OF                     (PRIMARY STANDARD INDUSTRIAL
INCORPORATION OR ORGANIZATION)                       CLASSIFICATION CODE NUMBER)

                                   94-2170198
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


                              TWO CONCOURSE PARKWAY
                                    SUITE 800
                                ATLANTA, GA 30328
                                 (770) 351-9600
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                        1991 EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                              JAMES PATRICK TINLEY
                            CHAIRMAN OF THE BOARD AND
                             CHIEF EXECUTIVE OFFICER
                               ROSS SYSTEMS, INC.
                              TWO CONCOURSE PARKWAY
                                    SUITE 800
                                ATLANTA, GA 30328
                                 (770) 351-9600

           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:
                              WILLIAM K. GRAVES, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050




                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================
------------------------------------------- -------------- ------------------- -------------------- -----------------
                                                                PROPOSED            PROPOSED
                                              AMOUNT TO         MAXIMUM             MAXIMUM             AMOUNT OF
                                                  BE         OFFERING PRICE        AGGREGATE          REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED          REGISTERED        PER SHARE        OFFERING PRICE            FEE
------------------------------------------- -------------- ------------------- -------------------- -----------------
1991 Employee Stock Purchase Plan Common
Stock, $0.001 par value                       15,000 (1)         $6.9488(2)           $104,232             $9.59
------------------------------------------- -------------- ------------------- -------------------- -----------------
TOTAL REGISTRATION FEES                                                                                    $9.59
------------------------------------------- -------------- ------------------- -------------------- -----------------

================================================================================

(1) The shares covered by this Registration Statement represent shares of Common Stock which have become available for issuance under the Registrant's 1991 Employee Stock Purchase Plan (the "Plan") as a result of an amendment approved by the shareholders at the Registrant's Annual Meeting held on November 15, 2001 increasing the number of shares authorized for issuance thereunder by 35,000 for the 2002 fiscal year. On December 19, 2001 the Registrant filed a Form S-8 registering 20,000 shares under the Plan.


(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in the following sentence) of the average of the high and low price of Registrant's Common Stock as reported on the Nasdaq National Market System on July 8, 2002 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the 1991 Employee Stock Purchase Plan, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.
             ---------------------------------------

     Statement Under General Instruction E - Registration of Additional Securities.

     Pursuant to General Instruction E of Form S-8, there are hereby incorporated by reference into this Registration Statement the Registration Statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission ("SEC"), SEC File Nos. 333-75440, 333-65660, 333-39348,
333-71005 and 333-36745, filed in connection with the 1991 Employee Stock Purchase Plan. This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the 1991 Employee Stock Purchase Plan, and the following subsequent periodic reports and information contained therein are hereby incorporated by reference into this Registration
Statement:



          (a) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on March 22, 1991.

          (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

          (c) The Registrant's quarterly report on Form 10-Q for the quarter ended September 30, 2001.

          (d) The Registrant's quarterly report on Form 10-Q for the quarter ended December 31, 2001.

          (e) The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2002.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     The financial statements of the Registrant for the year ended June 30, 2001 have been audited, and for the quarters ended September 30, 2001, December 31, 2001, and March 31, 2002 have been reviewed by Arthur Andersen LLP, independent public accountants. However, the Registrant has been unable to obtain the written consent of Arthur Andersen with respect to the incorporation by reference of such financial statements in this Registration Statement. Therefore, the Registrant has dispensed with the requirement to file the written consent of Arthur Andersen in reliance upon Rule 437a of the Securities Act of 1933, as amended. As a result, you may not be able to recover damages from

Arthur Andersen under Section 11 of the Securities Act of 1933 for any untrue statements of material fact or any omissions to state a material fact, if any, contained in the financial statements of the Registrant for the aforementioned financial statements which are incorporated by reference in this Registration Statement.


Item 8.      EXHIBITS.

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Index below).



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Ross Systems, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Atlanta, State of Georgia, on July 9, 2002.


                                         ROSS SYSTEMS, INC.


                                         By: /s/ J. Patrick Tinley
                                             -------------------------
                                             J. Patrick Tinley,
                                             Chairman of the Board and
                                             Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Patrick Tinley and Robert B. Webster, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


------------------------------------------------- -------------------------------------- ---------------
SIGNATURE                                                    TITLE                             DATE
------------------------------------------------- -------------------------------------- ---------------
                /s/ J. Patrick Tinley              Chairman of the Board, Chief            July 9, 2002
         ----------------------------------        Executive Officer and Director
              (J. Patrick Tinley)                  (Principal Executive Officer)
------------------------------------------------- -------------------------------------- ---------------
                /s/ Robert B. Webster              Executive Vice President,               July 9, 2002
         ----------------------------------        Secretary and Director
                 (Robert B. Webster)
------------------------------------------------- -------------------------------------- ---------------
               /s/ Verome M. Johnston              Chief Financial Officer and              July 9, 2002
         ----------------------------------        Director (Principal Financial
                (Verome M. Johnston)               Accounting Officer)
------------------------------------------------- -------------------------------------- ---------------
               /s/ J. William Goodhew              Director                                 July 9, 2002
         ----------------------------------
              (J. William Goodhew)
------------------------------------------------- -------------------------------------- ---------------
                  /s/ Bruce J. Ryan                Director                                 July 9, 2002
         ----------------------------------
                   (Bruce J. Ryan)
------------------------------------------------- -------------------------------------- ---------------
               /s/ Frank M. Dickerson              Director                                 July 9, 2002
         ----------------------------------
                (Frank M. Dickerson)
------------------------------------------------- -------------------------------------- ---------------

                               ROSS SYSTEMS, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

EXHIBIT NO.                       DESCRIPTION
-----------                       -----------
    5.1    Opinion of counsel as to legality of securities being registered.

   23.1**  Consent of Arthur Andersen LLP, Independent Public Accountants.

   23.2    Consent of counsel (contained in Exhibit 5.1).

   24.1    Power of Attorney (included in Registration Statement on page 6).


** The financial statements of the Company for the year ended June 30, 2001, have been audited, and for the quarters ended September 30, 2001, December 31, 2001, and March 31, 2002 have been reviewed by Arthur Andersen LLP, independent public accountants. However, the Registrant has been unable to obtain the written consent of Arthur Andersen with respect to the incorporation by reference of such financial statements in this Registration Statement. Therefore, the Registrant has dispensed with the requirement to file the written consent of Arthur Andersen in reliance upon Rule 437a of the Securities Act of 1933, as amended. As a result, you may not be able to recover damages from Arthur Andersen under Section 11 of the Securities Act of 1933 for any untrue statements of material fact or any omissions to state a material fact, if any, contained in the financial statements of the Company for the aforementioned financial statements which are incorporated by reference in this Registration Statement.